Exhibit (a)(16)

CERTIFICATE

The undersigned hereby certifies that she is the Secretary of Morgan Stanley Insight Fund (the “Trust”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust duly adopted by the Trustees of the Trust on March 2, 2022, as provided in Section 9.3 of the Declaration of Trust of the Trust, said Amendment to take effect on April 29, 2022, and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

Dated this 29th day of April, 2022

/s/ Mary E. Mullin
Mary E. Mullin
Secretary

AMENDMENT

Dated: March 2, 2022

To be Effective: April 29, 2022

TO

MORGAN STANLEY INSIGHT FUND

DECLARATION OF TRUST

DATED

October 16, 1995

MORGAN STANLEY INSIGHT FUND

AMENDMENT TO THE DECLARATION OF TRUST

WHEREAS, Morgan Stanley Insight Fund (the “Trust”) was established by the Declaration of Trust, dated October 16, 1995, as amended from time to time (the “Declaration”), under the laws of the Commonwealth of Massachusetts;

WHEREAS, Section 9.3 of the Declaration provides that the Trustees may amend the Declaration without the vote or consent of Shareholders to change the name of the Trust or any Series or classes of Shares; and

WHEREAS, the Trustees of the Trust have deemed it advisable to redesignate the Class IS Shares of the Trust as the Class R6 Shares, such change to be effective on April 29, 2022;

NOW, THEREFORE:

I.       The Declaration is hereby amended to redesignate Class IS Shares of the Trust as “Class R6 Shares.”

II.       The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this Instrument as of the 2nd day of March, 2022.

/s/ Frank L. Bowman	/s/ Frances L. Cashman
Frank L. Bowman, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 1155 Avenue of the Americas 22nd Floor New York, NY 10036	Frances L. Cashman, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 1155 Avenue of the Americas 22nd Floor New York, NY 10036

/s/ Kathleen A. Dennis	/s/ Nancy C. Everett
Kathleen A. Dennis, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 1155 Avenue of the Americas 22nd Floor New York, NY 10036	Nancy C. Everett, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 1155 Avenue of the Americas 22nd Floor New York, NY 10036

/s/ Eddie A. Grier	/s/ Jakki L. Haussler
Eddie A. Grier, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 1155 Avenue of the Americas 22nd Floor New York, NY 10036	Jakki L. Haussler, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 1155 Avenue of the Americas 22nd Floor New York, NY 10036

/s/ Dr. Manuel H. Johnson	/s/ Joseph J. Kearns
Dr. Manuel H. Johnson, as Trustee, and not individually c/o Johnson Smick International, Inc. 220 I St. NE, Suite 200 Washington, D.C. 20002	Joseph J. Kearns, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 1155 Avenue of the Americas 22nd Floor New York, NY 10036

/s/ Michael F. Klein	/s/ Patricia A. Maleski
Michael F. Klein, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 1155 Avenue of the Americas 22nd Floor New York, NY 10036	Patricia A. Maleski, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 1155 Avenue of the Americas 22nd Floor New York, NY 10036

/s/ W. Allen Reed
W. Allen Reed, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 1155 Avenue of the Americas 22nd Floor New York, NY 10036